Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ALYNX, CO.

We the undersigned, natural persons over the age of twenty-one (21) years, acting as incorporators of a corporation under the general corporation law (Chapter 78 of Nevada Revised Statutes) of the State of Nevada, do hereby certify:

ARTICLE I

CORPORATE NAME

The name of the Corporation is Alynx, Co.

ARTICLE II

DURATION

The duration of the Corporation shall be perpetual.

ARTICLE III

SPECIFIC PURPOSE

The principal business purpose of the Corporation is to engage in the trucking business on an intrastate and interstate basis with its main emphasis on hauling less-than-truckload freight.

GENERAL PURPOSES

This Corporation is also organized for the following general purposes:

A.

To purchase, sell and invest in new products, technologies and businesses of any and all types and kinds.

B.

To acquire or merge into existing businesses.

C.

To buy, sell, mortgage, exchange, lease, hold for investment or otherwise operate real and personal property of all kinds and any interest therein.

D.

For any other purpose allowed by law.

E.

The provisions of this article shall be construed as purposes and powers and each as an independent purpose and power.  The enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers therein specified shall not be limited or restricted by reference to, or inference form [sic], the terms of any provisions of this or any other article hereof.

ARTICLE IV- AUTHORIZED SHARES

CAPITALIZATION

(a)

Common Stock.  The Corporation shall have the authority to issue 100,000,000 shares of common stock having a par value of $.001.  All common stock of the Corporation shall be of the same class and shall have the same rights and preferences.  Fully paid common stock of this Corporation shall not be liable for further call or assessment.  The authorized common shares shall be issued at the discretion of the Directors.

(b)

Preferred Stock.  The Corporation shall have the authority to issue 5,000,000 shares of preferred stock each having a par value of $.001, with such rights, preferences and designations and to be issued in such series as determined by the board of directors of the Corporation.

ARTICLE V

PRINCIPAL OFFICE

The principal office of the Corporation is to be located at One East First Street, Reno, Washoe County, Nevada 89501.  The registered agent at that address is the Corporation Trust Company of Nevada.

ARTICLE VI

PRE-EMPTIVE RIGHTS

The shareholders shall have no pre-emptive rights to acquire any securities of this Corporation.

ARTICLE VII

DIRECTORS

The number of directors constituting the initial Board of Directors of the Corporation is three (3) and the names and addresses of the persons who are to serve as directors until their successors are elected and shall qualify are:

Leon E. Lee

118 North 1170 East

Springville, UT 84663

Ronald Tracy Stevens

2892 East 7320 South

Salt Lake City, UT 84117

Barbara B. Lee

118 North 1170 East

Springville, UT 84663

ARTICLE VIII

INCORPORATORS

The names and addresses of the incorporators are:

Leon E. Lee

118 North 1170 East

Springville, UT 84663

Ronald Tracy Stevens

2892 East 7320 South

Salt Lake City, UT 84117

Barbara B. Lee

118 North 1170 East

Springville, UT 84663

ARTICLE IX

NON-ASSESSABILITY

Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

ARTICLE X

EXEMPTION FROM CORPORATE DEBTS

The private property of the shareholders shall not be subject to the payment of any corporate debts to any extent whatsoever.

ARTICLE XI

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer.  Notwithstanding the foregoing sentence, a director, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for payment of dividends in violation of NRS 78.300.

The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

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